PA1\318598.01
                      SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934


  X   Filed by the Registrant
- -----
      Filed by a Party other than the Registrant
- -----

      Check the appropriate box:
      Preliminary Proxy Statement
- -----
      Definitive Proxy Statement
- -----
  X   Definitive Additional Materials
- -----
      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
- -----


                         Maxtor Corporation
         (Name of Registrant as Specified In Its Charter)


                         Maxtor Corporation
                       211 River Oaks Parkway
                     San Jose, California  95134
             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

  X   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
- -----     or 14a-6(i)(2).

      $500 per each party to the controversy pursuant to Exchange
- -----     Act Rule 14a-6(i)(3).

      Fee computed on table below per Exchange Act Rules
- -----     14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2)   Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   4)   Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

  X   Check box if any part of the fee is offset as provided by
- -----     Exchange Act Rule 0-11(a)(2) and identify the filing for
          which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)   Amount Previously Paid:  $125

   2)   Form, Schedule or Registration Statement No.:  14A

   3)   Filing Party:  Maxtor Corporation

   4)   Date Filed:   July 14, 1995






                           MAXTOR CORPORATION
                         211 River Oaks Parkway
                       San Jose, California 95134



                                             July 28, 1995



Dear Stockholder:

   As Maxtor announced earlier this month, Ryal R. Poppa, a director and Class II nominee for election at Maxtor's August 10, 1995 Annual Meeting of Stockholders, tendered his resignation on July 21. As a result, Mr. Poppa is unavailable to serve a three-term commencing on the date of the Annual Meeting. Unfortunately, this occurred after the mailing to stockholders of the Company's July 7, 1995 Proxy Statement.

   The Board of Directors has approved the substitution of Charles Hill, currently a Class III director, as a Class II nominee in place of Mr. Poppa. If elected, Mr. Hill will serve a three-year term and until his successor is duly elected and qualified. Please refer to the Company's Proxy Statement for information concerning Mr. Hill.

   All proxies voted in favor of the election of Mr. Poppa for the position of Class II director will instead be voted by the proxyholders for the election of Mr. Hill as substitute nominee.


                                   Sincerely,

                                   /s/ G. H. Stevens

                                   Glenn H. Stevens
                                   Vice President, General Counsel
                                   and Secretary